Exhibit 99.1

OKAPI SCIENCES NV

INDEPENDENT AUDITORS’ REPORT

To the board of directors and shareholders

We have audited the accompanying financial statements of Okapi Sciences NV (a development stage company) (the “Company”), which comprise the balance sheets as of 31 December 2013 and 2012, and the related statements of operations, statements of changes in equity and statements of cash flows for the years then ended, and for the period from 20 December 2007 (date of inception) to 31 December 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Okapi Sciences NV as of 31 December 2013 and 2012, the results of its operations and its cash flows for the years then ended and for the period from 20 December 2007 (date of inception) to 31 December 2013 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company devotes substantially all of its efforts to research and development and has incurred losses since inception. Such condition raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Diegem, 15 July 2014

DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises

SC s.f.d. SCRL

Represented by

/s/ Gert Vanhees	/s/ Koen Neijens
Gert Vanhees	Koen Neijens

FINANCIAL STATEMENTS

OKAPI SCIENCES NV

(A Development Stage Enterprise)

BALANCE SHEETS

(Amounts in thousands, except share data)

	December 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	€428	€933
Trade and other receivables	198	48
Prepaid expenses and other current assets	9	74

Total current assets	635	1,055
Property and equipment, net (Note 2)	153	218
Intangible assets, net (Note 3)	435	551
Other assets	13	13

Total assets	€1,236	€1,837

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	€305	€268
Accrued payroll	88	82
Current portion loan payable (Note 6)	2,133	8
Current portion deferred revenue (Note 8)	582	107

Total current liabilities	3,108	465
Loans payable (Note 6)	—	979
Deferred revenue (Note 8)	48	—

Total liabilities	3,156	1,444

Commitments and contingencies (Notes 6, 7 and 12)

Stockholders’ equity (deficit)
Common Stock – 16,166 shares authorized; 16,166 shares issued; 16,166 shares outstanding	62	62
Preferred Stock – 83,712 shares authorized; 83,712 shares issued; 83,712 shares outstanding	382	382
Profit Certificates – 11,518 certificates issued	—	—
Additional paid-in capital	9,566	9,546
Deficit accumulated during the development stage	(11,930)	(9,597)

Total stockholders’ equity (deficit) (Note 4)	(1,920)	393

Total liabilities and stockholders’ equity (deficit)	€1,236	€1,837

The accompanying notes are an integral part of the financial statements.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS

(Amounts in thousands, except share data)

	Year Ended December 31, 2013	Year Ended December 31, 2012	Cumulative Period From Inception (Dec 20, 2007) to December 31, 2013
Revenue
Product sales	€12	€10	€22
Licensing and collaboration revenue (Note 8)	628	—	628

Total revenues	640	10	650

Cost of sales	10	8	18

Operating expenses
Research and development	1,937	1,842	8,201
General and administrative	713	512	3,096
Amortization of intangible assets (Note 3)	119	139	1,041
Depreciation of property and equipment (Note 2)	78	82	266

Total operating expenses	2,847	2,575	12,604

Loss from operations	(2,217)	(2,573)	(11,972)

Other income (expense)
Interest income	2	8	100
Interest expense	(132)	(6)	(145)
Other income (Note 8)	21	36	109
Other expense	(7)	(6)	(22)

Total other income (expense)	(116)	32	42

Loss before income taxes	(2,333)	(2,541)	(11,930)

Income tax (expense) / benefit (Note 9)	—	—	—

Net loss	€(2,333)	€(2,541)	€(11,930)

The accompanying notes are an integral part of the financial statements.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

(Amounts in thousands, except share data)

	Common Shares	Amount	Preferred Shares	Amount	Profit Certificates	Additional Paid-In Capital	Deficit Accumulated during the Development Stage	Total Stockholders’ Equity
Inception – December 20, 2007
Issuance of common stock to founders (Dec. 20, 2007)	9,000	€6	—	€—	—	€—	€—	€6
Issuance of Series A preferred stock (Oct. 17, 2008)	—	—	34,469	157	—	3,343	—	3,500
Issuance of common stock (Oct. 17, 2008)	7,166	56	—	—	11,518	1,273	—	1,329
Compensation expense related to warrants	—	—	—	—	—	16	—	16
Cumulative net loss for the period from December 20, 2007 to December 31, 2008	—	—	—	—	—	—	(354)	(354)

Balance at December 31, 2008	16,166	62	34,469	157	11,518	4,632	(354)	4,497
Compensation expense related to warrants	—	—	—	—	—	33	—	33
Net loss	—	—	—	—	—	—	(1,406)	(1,406)

Balance at December 31, 2009	16,166	62	34,469	157	11,518	4,665	(1,760)	3,124
Issuance of Series A preferred stock (Nov. 9, 2010)	—	—	29,546	135	—	2,865	—	3,000
Compensation expense related to warrants	—	—	—	—	—	34	—	34
Net loss	—	—	—	—	—	—	(2,085)	(2,085)

Balance at December 31, 2010	16,166	62	64,015	292	11,518	7,564	(3,845)	4,073
Issuance of Series A preferred stock (Oct. 21, 2011)	—	—	19,697	90	—	1,910	—	2,000
Compensation expense related to warrants	—	—	—	—	—	36	—	36
Net loss	—	—	—	—	—	—	(3,211)	(3,211)

Balance at December 31, 2011	16,166	62	83,712	382	11,518	9,510	(7,056)	2,898
Compensation expense related to warrants	—	—	—	—	—	36	—	36
Net loss	—	—	—	—	—	—	(2,541)	(2,541)

Balance at December 31, 2012	16,166	€62	83,712	€382	11,518	€9,546	€(9,597)	€393

Compensation expense related to warrants	—	—	—	—	—	20	—	20
Net loss	—	—	—	—	—	—	(2,333)	(2,333)

Balance at December 31, 2013	16,166	€62	83,712	€382	11,518	€9,566	€(11,930)	€(1,920)

The accompanying notes are an integral part of the financial statements.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year Ended December 31, 2013	Year Ended December 31, 2012	Cumulative Period From Inception (Dec 20, 2007) to December 31, 2013
Cash flows from operating activities
Net loss	€(2,333)	€(2,541)	€(11,930)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	198	221	1,307
Non-cash compensation expense related to warrants	20	36	175
Non-cash interest expense	129	2	131
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	65	(16)	(9)
Trade and other receivables	(150)	38	(198)
Other assets	—	—	(13)
Accounts payable and accrued expenses	37	(60)	305
Accrued payroll	6	20	88
Deferred income	523	(99)	630

Net cash used in operating activities	(1,505)	(2,399)	(9,514)

Cash flows from investing activities
Purchases of property and equipment	(13)	(45)	(419)
Purchases of intangible assets	(3)	—	(148)

Net cash used in investing activities	(16)	(45)	(567)

Cash flows from financing activities
Proceeds from issuance common stock	—	—	6
Proceeds from issuance Series A preferred stock	—	—	8,500
Proceeds from issuance of convertible bridge loan	1,024	976	2,000
Proceeds from issuance of loans payable	—	—	23
Repayment of long-term debt	(8)	(7)	(20)

Net cash provided by financing activities	1,016	969	10,509

Net increase (decrease) in cash and cash equivalents	(505)	(1,475)	428
Cash and cash equivalents, beginning of period	933	2,408	—

Cash and cash equivalents, end of period	€428	€933	€428

Supplemental disclosure of cash flow information:
Cash paid for interest	€3	€4	€14

The accompanying notes are an integral part of the financial statements.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

1.	THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General - OKAPI SCIENCES NV (the “Company” or “Okapi”) (a development stage enterprise) was incorporated on December 20, 2007 under the laws of Belgium. The address of the registered office is Ambachtenlaan 1, 3001 Heverlee, Belgium. The Company is a biopharmaceutical company focused on the licensing, development and commercialization of innovative prescription medicines for animals. The Company has licensed and / or is developing four antiviral compounds to treat viral infections in pets: feline herpes (OSDC-12), feline aids (OSDC-2), canine parvo (OSDC-6) and feline calici (OSDC-7); one compound for the treatment of canine lymphoma (OSDC-5); and two compounds to treat viral infections in livestock: classical swine fever (OSDC-3) and foot-and-mouth disease (OSDC-4). The Company has also co-developed a diagnostic kit to detect koi herpes virus (OSDK-1) in carp which is marketed through an independent distributor. Since its inception, the Company has devoted substantially all of its efforts to research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage.

Basis of Presentation - The financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

Going Concern - The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As the Company devotes substantially all of its efforts to research and development, it has incurred losses since inception. The ability of the Company to continue its operations is dependent on Management’s plans, which include potential mergers or business combinations with other entities, potential collaboration agreements, further implementation of its business plan and continuing to raise funds through debt or equity raises. In the course of 2008, 2010 and 2011 the Company raised € 8,500 equity through a round A financing. As disclosed in Note 6, the Company, on December 14, 2012, entered into a convertible bridge loan agreement with certain existing shareholders raising € 2,000 in 2012 and 2013. During the course of 2013 management prepared a round B financing and at the same time also considered entering into a business combination that would grant it access to further financing. Note 13 contains subsequent events after the balance sheet date that have improved the Company’s financial position after the balance sheet date, including the signing of a Share Purchase Agreement with Aratana Therapeutics, Inc. on January 6, 2014, that would grant the Company further access to the necessary funding in order to allow it to continue as a going concern.

Cash and Cash Equivalents - The Company considers all highly liquid instruments with a maturity of three months or less at the time of purchase to be cash equivalents. As at December 31, 2013 and December 31, 2012, the Company had no cash equivalents.

Property and Equipment - is stated at cost less accumulated depreciation and impairment, if any. Acquisition costs include expenditures that are directly attributable to the acquisition of the asset. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets and starts when the asset is available for use as intended by management. Property and equipment is reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company did not recognize an impairment in 2013 or 2012.

The range of useful lives for fixed assets is as follows:

Years
Laboratory equipment and machinery	3 to 5
Office equipment, furniture and fixtures	3 to 5
Vehicles	3
Leasehold improvements	3 to 10

Intangible Assets - relate to purchased software, patents and licenses and are amortized over their economical useful lives (3 to 19 years). Intangible assets with definite lives are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company did not recognize an impairment in 2013 or 2012.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

Revenue Recognition - The Company is still in a development stage and no significant revenue is realized from operations.

Beginning of August 2013, the Company generated revenue from research and development services. Revenue from the performance of research and development services was recorded as licensing and collaboration revenue in the statements of operations. Research and development services are deemed to be attributed to the entire performance period and, therefore, are recognized on a systematic and rational basis over the performance period. The Company determined that the recognition of the total reimbursable amount (per the arrangement) for the research and development services will be straight-line over the expected performance period until September 2016 (over thirty-seven (37) months). This represents management’s best estimate of the cost to fulfill the Company’s obligations under the agreement.

Research and Development - Expenditures for own research and development are expensed when incurred.

Grants - The Company receives grants from governmental or semi-governmental institutions and organizations. The Company recognizes such grants when it is probable that the Company will comply with the conditions attached to the grant arrangement and the grant will be received. Government grants are recognized in the statements of operations on a systematic basis over the periods in which the Company recognizes the related costs for which the government grant is intended to compensate. Government grants are typically related to reimbursements for research and development costs incurred and are therefore recognized as a reduction of the related research and development expense in the statements of operations.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued and Adopted Accounting Pronouncements - The Company has evaluated all recent accounting pronouncements and believes that none of them will have a material effect on the Company’s financial statements. In June 2014, the FASB issued ASU 2014-10, Development Stage Entities: Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 are effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods. Early adoption is permitted. The Company evaluated and decided not to early adopt ASU 2014-10.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Laboratory equipment and machinery	Office equipment, furniture and fixtures	Vehicles	Leasehold improvements	P&E Total
Net carrying amount December 31, 2011	€116	€27	€19	€93	€255
Additions	12	7	21	5	45
Disposals	—	—	—	—	—
Depreciation / Amortization	(45)	(12)	(13)	(12)	(82)

Net carrying amount December 31, 2012	€83	€22	€27	€86	€218
Additions	9	4	—	—	13
Disposals	—	—	—	—	—
Depreciation / Amortization	(38)	(13)	(15)	(12)	(78)

Net carrying amount December 31, 2013	€54	€13	€12	€74	€153

Gross book value and accumulated depreciation / amortization at the balance sheet date are as follows:

As at:	December 31, 2013	December 31, 2012
Laboratory equipment and machinery	€194	€185
Office equipment, furniture and fixtures	64	59
Vehicles	47	47
Leasehold improvements	111	111

Total	€416	€402
Less Accumulated depreciation / amortization	(263)	(184)
Less Impairment	—	—

Net	€153	€218

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

3.	INTANGIBLE ASSETS

Intangible assets consist of the following:

	Patents and licenses	Software	Intangibles Total
Net carrying amount December 31, 2011	€685	€5	€690
Additions	—	—	—
Disposals	—	—	—
Depreciation / Amortization	(138)	(1)	(139)

Net carrying amount December 31, 2012	€547	€4	€551
Additions	3	—	3
Disposals	—	—	—
Depreciation / Amortization	(117)	(2)	(119)

Net carrying amount December 31, 2013	€433	€2	€435

Gross book value and accumulated amortization at the balance sheet date are as follows:

As at:	December 31, 2013	December 31, 2012
Patents and licenses	€1,459	€1,456
Software	6	6

Total	€1.465	€1.462
Less Accumulated amortization	(1,030)	(911)
Less Impairment	—	—

Net	€435	€551

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

4.	STOCKHOLDERS’ EQUITY

On October 21, 2011, the Company increased its share capital through the issuance of 19,697 new Series A preferred shares, due to the exercise of warrants.

These warrants were granted to our investors in 2008, immediately after the incorporation of the Company, and exercised on October 21, 2011 at a price of € 101.54, increasing the Company’s equity by € 2,000.

As at December 31, 2013 and December 31, 2012 paid-in capital of the Company was € 444, represented by 16,166 common shares and 83,712 Series A preferred shares. Rights attributed to common shares and Series A preferred shares are as follows:

•	Each common share and each Series A preferred share has voting rights. Certain transactions require a qualified majority from the preferred A shareholders.

•	In case of liquidation of the Company, preferred A shareholders will receive liquidation proceeds up to their respective original subscription price plus a compound interest of 8% per year. Subsequently, the remainder of the liquidation proceeds shall be distributed equally.

In addition to common shares and Series A preferred shares, the Company also issued 11,518 profit certificates. These certificates were granted on October 17, 2008 to certain shareholders of the Company in partial remuneration of a contribution in kind. These profit certificates share in the profit of the Company, if any, and have the same voting rights as common shares. Profit certificates are converted to common shares in case of liquidation of the company or change in control. Profit certificates have no face amount under Belgian law.

5.	STOCK-BASED COMPENSATION

ASC 718 requires that the Company account for all stock-based compensation transactions using a fair-value method and recognize the fair value of each award as an expense over the service period. The fair value of the Company’s warrants issued for services is based upon the price of the Company’s common stock at the grant date. The Company estimates the fair value of its warrants, as of the grant date, using the Black-Scholes option-pricing model. The fair value of each warrant is recognized on a straight-line basis over the vesting or service period.

The following table summarizes the assumptions used and the resulting fair value of warrants granted:

	2008 warrants	2011 warrants
Warrants granted	5,282	500

Weighted-average assumptions:
Expected life	5.0 years	5.0 years
Risk-free interest rate	3%	1%
Expected volatility	50.0%	50.0%
Dividend yield	—	—
Grant date fair value per share	€33.16	€31.15

The expected life was estimated at issuance based upon historical experience and management’s expectation of exercise behavior. The expected volatility of the Company’s stock price is based on industry practice. The risk-free interest rate is based upon the yield on government bonds having a term similar to the expected warrant life. Dividend yield is estimated at zero because the Company does not anticipate paying dividends in the foreseeable future.

Stock-based compensation awards vest over time and require continued service to the Company. The amount of compensation expense recognized is based upon the number of warrants that are ultimately expected to vest.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

As a result of the Company’s history of operating losses and of the uncertainty regarding future operating results, no income tax benefit has been recognized.

As at December 31, 2013 and as at December 31, 2012 the Company had 5,782 warrants outstanding. These warrants were granted respectively in 2008 (5,282) and in 2011 (500) and all have an exercise price of € 71.08. Each warrant gives the right to purchase one common share of the Company. The exercise of all outstanding warrants would therefore result in a capital increase of € 411.

The remaining unrecognized compensation cost at the end of December 31, 2013 and December 31, 2012 was respectively € 5 and € 24.

6.	DEBT AND FINANCING AGREEMENTS

On April 12, 2011, the Company entered into a 3 year loan agreement (annual interest rate 3.96%-fixed) with BNP Paribas Fortis Bank for the purchase of a company vehicle. The loan was for a total amount of € 23. There was no accrued interest on the balance sheet as at December 31, 2013.

Estimated future principal payments on this loan agreement are as follows:

Year Ending December 31,

2014	€3

Total	€3

On December 14, 2012, the Company entered into a convertible bridge loan agreement (annual interest rate 8.00%-fixed) with certain existing shareholders. The bridge loan is convertible into 21,001 Series A preferred shares.

The bridge loan agreement is for a total amount of € 2,000, consisting of two tranches of € 1,000 each. The convertible bridge loan was issued without discount or premium and the conversion option does not contain a beneficial conversion feature. The bridge loan contains mandatory conversion features as well as voluntary conversion features in case of change of control or in case the Series B financing does not take place by the end of 2013. The first tranche was paid by the lenders in December 2012 (€ 976) and February 2013 (€ 24). The payment of the second tranche occurred in May 2013 (€ 477), June 2013 (€ 511) and July 2013 (€ 12). On December 31, 2013 and December 31, 2012, there was accrued interest on the balance sheet for an amount of € 131 and € 2, respectively.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

Estimated future payments on this loan agreement (principal amount, including interest) are as follows:

Year Ending December 31,

2014	€2,133

Total	€2,133

The fair value of the convertible bridge loan approximates the carrying value of the debt.

7.	LEASES

In 2009, the Company entered into an operating lease agreement of a building consisting of office and laboratory space and storage facilities in Heverlee, Belgium. The initial agreement was concluded for a period of 9 years, starting on November 1, 2009 and expiring on October 30, 2018. In 2010 and 2011, additional leases were signed for an annex to the building. The initial lease agreement contains a clause allowing each party to end the lease on October 30, 2012 or October 30, 2015. The total lease costs of the office building amounted to € 104 and € 74 for the years ended December 31, 2013 and 2012, respectively.

The other lease agreements primarily refer to car rental / lease agreements for periods varying from 1 to 5 years.

The following is a schedule of future minimum rental payments (exclusive of VAT) required under operating leases:

Future minimum rental payments estimated at the end of the year ending December 31,

2014	€126
2015	117
2016	112
2017	109
2018	87

Total	€551

Future rental payments and future rental expenses are aligned.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

8.	SUPPORT AGREEMENTS / DEFERRED REVENUE

The Company recognized € 358 and € 364 of aggregate grant income from IWT and EUVIRNA in the years ended December 31, 2013 and 2012, respectively. These amounts are recognized as a reduction of research and development expenses in the accompanying statement of operations as they are intended to compensate research and development costs.

Deferred revenue and current portion of deferred revenue contain € 630 (of which € 60 relating to grant income and € 570 to the upfront payment and reimbursement of research and development expenses from NAH) and € 107 (fully relating to grant income) as at December 31, 2013 and 2012, respectively, as not all the conditions were fulfilled to recognize these received amounts into income.

Agentschap voor Innovatie door Wetenschap en Technologie (hereafter IWT)

The Flemish government stimulates innovation in Flanders. Therefore, it grants IWT annually the budgets necessary to finance company research and development (R&D).

During the years ended December 31, 2013 and 2012, the Company recognized € 243 and € 266, respectively, from a research and development grant from IWT. Grant income received for projects running over several years was accrued / deferred where appropriate and recognized in the years matching the incurred costs relating to these projects.

European Training Network on (+)RNA Virus Replication and Antiviral Drug Development (hereafter EUVIRNA)

Understanding the molecular mechanisms of virus replication is crucial for antiviral drug development. In EUVIRNA, virologists (specialized in different viruses and technologies) and antiviral researchers (specialized in different aspects of the drug discovery process) join forces, aiming to translate knowledge and applying tools to identify or develop novel antiviral strategies / drugs.

To achieve these goals, EUVIRNA employs Early Stage Researchers (ESR, mostly PhD students) and Experienced Researchers (ER, mostly postdoctoral researchers), who are stationed at one of the academic or industrial partners.

During the years ended December 31, 2013 and 2012, the Company recognized € 115 and € 98, respectively, from a grant from EUVIRNA. Grant income received for this project running over several years was deferred where appropriate and recognized in the years matching the incurred salary costs relating to this project.

Novartis Animal Health (hereafter NAH)

On August 21, 2013, the Company entered into a license agreement with NAH for the licensing and further development and commercialization of one of its feline antiviral products. This agreement will offer the Company the necessary means to proceed with the research and development of the product over the coming years and grants NAH a sole and exclusive license, with the right to grant sublicenses, and to develop, commercialize, and exploit the licensed product. The Company determined revenue recognition on this agreement based on the multiple elements arrangements and milestone method guidance, and determined if the delivered items under the agreement should be considered separate units of accounting.

The license was considered a deliverable with standalone value due to right to sublicense and the further determination that R&D services have standalone value as described further. The research and development services were also considered to be a deliverable with standalone value as NAH has the contractual ability to proceed with the research and development without the Company.

Upfront Payment - During the year ended December 31, 2013, the Company received from NAH an upfront payment of € 500 upon signing of the agreement. The upfront payment was partly allocated to the license and partly to the research

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

and development services on the basis of their relative selling price as described in ASC 605-25. The Company therefore recognized € 425 of income from NAH in the year ended December 31, 2013, related to the upfront payment. An amount of € 75 is included in deferred revenue and current portion of deferred revenue as at December 31, 2013.

R&D Services Reimbursement - The Company also recognized € 203 of income from NAH in the year ended December 31, 2013, related to the reimbursement of research and development expenses. The total reimbursable research and development amount at the time of inception is recognized on a time-based method, straight-line over the expected performance period. An amount of € 495 is included in deferred revenue and current portion of deferred revenue as at December 31, 2013.

Other

The Company also benefits from a withholding tax reduction offered by the Belgian government reducing the withholding taxes due on gross salaries of employees that perform research and development activities. The benefit to the Company amounted to € 102 and € 99 for the years ended December 31, 2013 and December 31, 2012, respectively. Such withholding tax deductions are deducted from the payroll charges which are included in research and development within operating expenses in the accompanying statement of operations.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

9.	TAXES

The tax effects of temporary differences that give rise to deferred tax assets are as follows:

Deferred Tax Asset	December 31, 2013	December 31, 2012
NOL and other tax carry forwards	€4,461	€3,834
Research and development costs	351	192

Subtotal	4,812	4,026
Valuation allowance	(4,812)	(4,026)

Deferred tax asset	€0	€0

The Company had approximately € 12,358 and € 10,512 of tax losses carried forward at December 31, 2013 and 2012, respectively. These tax loss carry-forwards can be utilized in Belgium without any time limitation.

Furthermore the Company has approximately € 586 of tax credits in Belgium (at December 31, 2013 and 2012), which if unused will expire in 2019. There are also tax credits in Belgium for an amount of € 180 (at December 31, 2013 and 2012), which can be utilized without any time limitation.

At December 31, 2013 and December 31, 2012 the Company, which is a Development Stage company, had recorded a full valuation allowance against its gross deferred tax assets as it is unclear when sufficient taxable income will be available to utilize these assets.

The Company is subject to income taxes in Belgium. The statutory tax rate in Belgium is 33.99%. Tax regulations are subject to the interpretation of the related tax laws and regulations and require judgment to apply. The Company is currently not under examination by the tax authorities and all fiscal years from 2008 onwards remain subject to examination.

The Company has no uncertain tax positions.

10.	RELATED PARTIES

No transactions have taken place with related parties, other than the convertible bridge loan agreement disclosed in Note 6, service agreements, compensation arrangements, expense allowances and other similar items in the ordinary course of business.

Total management compensation for the years ended December 31, 2013 and 2012 amounts to € 325 and € 322, respectively.

Total amounts due to related parties as at December 31, 2013 and 2012 amount to € 29 and € 26, respectively.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS

(Amounts in thousands, except share data)

11.	EMPLOYEE BENEFIT PLANS

The Company has a defined contribution plan for eligible employees. The plan, which covers substantially all employees, requires the Company to pay 5.00% of each participating employee’s compensation of annual gross wages into the plan.

The Company contributed and recognized employee benefit costs of € 28 and € 26 to the plan during the years ended December 31, 2013 and 2012, respectively.

12.	COMMITMENTS AND CONTINGENCIES

Aside from the agreements and commitments disclosed in Notes 6 and 7, there were no other material commitments or contingencies as at December 31, 2013 and 2012, respectively.

13.	SUBSEQUENT EVENTS

As disclosed in Note 6, the Company entered on December 14, 2012 into a convertible bridge loan agreement with certain existing shareholders with the intention to bridge the period between the date of the agreement and the closing of the Series B financing round. On January 6, 2014, the shareholders approved the conversion into capital (Series A preferred shares) of the € 2,000 bridge loan and € 132 accrued interest. Furthermore, on January 6, 2014, the 5,782 outstanding warrants were exercised. The January 6, 2014 transactions led to a total stockholders’ equity increase of € 2,543.

On January 6, 2014, all of the outstanding shares of capital of the Company were acquired by Aratana Therapeutics, Inc. (“Aratana”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), dated January 6, 2014, by and among the Company, Aratana, and Wildcat Acquisition BVBA, a wholly owned subsidiary of Aratana (“Buyer”), the holders of all of the outstanding capital stock of the Company (collectively, the “Sellers”) and Thuja Capital Healthcare Fund BV, as the Sellers’ representative.

Under the terms of the Purchase Agreement, in consideration for all of the outstanding capital stock of the Company, the Buyer agreed to pay in total to the Sellers (i) € 10,277 in cash at the closing, subject to a post-closing working capital adjustment, (ii) a promissory note (which was guaranteed by Aratana) in the principal amount of € 11,000, which bore interest at a rate of 7% per annum, payable quarterly in arrears, with a maturity date of December 31, 2014, subject to mandatory prepayment in the event of a specified future equity financing by Aratana (iii) and up to an additional € 11,853 on or prior to April 7, 2014, subject to mandatory prepayment in cash in the event of a specified future equity financing, provided that if not paid in cash by April 7, 2014, payment was to be made in the form of shares of Aratana common stock (the “Shares”) based on the average closing price of Aratana’s common stock during the 10-trading day period ending April 4, 2014, subject to a maximum of 1,060,740 shares and a minimum of 707,160 shares. Aratana agreed to file a registration statement with the Securities and Exchange Commission to register for resale any shares of common stock issued pursuant to the terms of the Purchase Agreement described in clause (iii) above. During 2014, the promissory note and accrued interest was paid in cash in the amount of € 11,066 and the contingent consideration was settled in cash in the amount of € 10,951.

On April 1, 2014, the Company changed its name from “Okapi Sciences NV” to “Aratana Therapeutics NV”.

Subsequent events have been evaluated up to July 15, 2014, the date the financial statements were available to be issued.